UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNIVAR SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

[The following is the contents of an intranet posting made available to employees of Univar Solutions Inc. on May 3, 2023.]

AskDavid Questions

Business Update Employee Q&A

HEADCOUNT/STRUCTURE-RELATED

EMPLOYEE QUESTION	RESPONSE

Is there any provision in the merger agreement for not reducing head count for a length of time after the transaction closes?	No. Given the uncertain economic times, it is important we have the flexibility to adjust headcount up or down depending on external business conditions.

Will there be a hiring freeze during the period between signing and closing?	We have been constraining headcount since Q4 2022 due to uncertain economic conditions. EMEA has put a headcount freeze in place. Other regions have not put in an official freeze but are closely monitoring all hiring requisitions.

How will this acquisition impact specific roles?	It’s too soon to know how this acquisition might change some of our roles and responsibilities, but in the near-term, there are no expected changes. We do not expect any drastic changes to what you do on a daily basis as a result of this acquisition in the short term, though some changes may be the result of ordinary business decisions and initiatives already in progress.

How will this impact the structure of Univar Solutions? Will there be changes to the Lines of Business?	It is too soon to know whether or how the transaction could impact the company structure. Apollo is investing in the company to help us grow and there are a variety of different paths we could pursue, many of which were already part of our longer-term planning. After the transaction closes, and when those details are more clear, we will share them with you.

Will there be more career opportunities within Univar Solutions?	We expect that Apollo will have new ideas and insights that could lead to future projects and initiatives. This will inevitably lead to career opportunities.

What do you think will be the most impactful change for non-management positions, if any?	At this point in time, we anticipate very little change on a day-to-day basis for our employees.

Will there be any significant day-to-day impacts to employees?	At this point in time, we anticipate very little change on a day-to-day basis for our employees.

STOCK/FINANCIAL-RELATED

EMPLOYEE QUESTION	RESPONSE
Being that the company is being sold and going from public to private, what will happen to my employee-owned stock? What will the process and timing be with E*TRADE when Apollo takes ownership?

At the time of the closing, your stock will automatically be converted into the right to receive the cash consideration of $36.15, without interest, subject to any required tax withholding, for each share of Univar Solutions common stock that you own. E*TRADE will handle the conversion process – there is nothing you need to do. Within 30 days of close, you will be able to access the cash consideration in your E*TRADE account.

For information about the treatment of equity awards, please see the question below, “What will happen to my equity awards when the transaction closes?”

How will this affect any shares we currently hold through the ESPP?	In December 2022, we closed the ESPP to new entrants. Prior to the closing, the ESPP will remain closed to new entrants, but any shares purchased will be retained. Such ESPP shares will convert to cash at the closing. No action on your part is required.

Do we need to sell our stock before the transaction is closed?

No. At the time of the closing, your stock will automatically be converted into the right to receive the cash consideration of $36.15, without interest, subject to any required tax withholding, for each share of Univar Solutions common stock that you own. E*TRADE will handle the conversion process – there is nothing you need to do. Within 30 days of the closing, you will be able to access the cash consideration in your E*TRADE account.

For information about the treatment of equity awards, please see the question below, “What will happen to my equity awards when the transaction closes?”

Will we receive the value of the shares we hold as part of the transaction?

At the time of the closing, each share of Univar Solutions common stock you own will automatically be converted into the right to receive the cash consideration of $36.15, without interest, subject to any required tax withholding, for each share of Univar Solutions common stock that you own. For example, if you own 100 shares of Univar Solutions common stock, you will receive $3,615 in cash in exchange for your shares of Univar Solutions common stock, without interest and less any applicable withholding taxes.

E*TRADE will handle the conversion process – there is nothing you need to do. Within 30 days of the closing, you will be able to access the cash consideration in your E*TRADE account.

For information about the treatment of equity awards, please see the question below, “What will happen to my equity awards when the transaction closes?”

After the closing, will we still be a publicly traded company?	No. We will remain a publicly traded company until the transaction closes. After the transaction closes, Univar Solutions common stock will be delisted from the New York Stock Exchange and we will no longer be a publicly traded company.

Please help us understand the role of the Abu Dhabi Investment Authority in the transaction.	The transaction includes a minority investment from an indirect wholly owned subsidiary of the Abu Dhabi Investment Authority. The Abu Dhabi Investment Authority is a sovereign wealth fund that invests on behalf of the government of the Emirate of Abu Dhabi.

When is it projected Apollo would buy out our stock? Are there options to roll over the purchased stock so there are not capital gains losses?

We currently expect the transaction to close in the second half of 2023.

The exchange of Univar Solutions stock for cash pursuant to the transaction will be a taxable event for U.S. federal income tax purposes. A U.S. holder who exchanges shares of Univar Solutions stock for cash will recognize a gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. holder receives in the transaction and such U.S. holder’s adjusted tax basis in the stock. If you have questions about your taxes, you should consult with an accountant or other tax advisor.

What will happen to my equity awards when the transaction closes?

At the closing, each outstanding restricted share award, restricted stock unit award (RSU) and deferred stock unit award will be cashed out based on the cash consideration of $36.15 per share of Univar Solutions common stock (subject to any required tax withholding).

Each stock option will be converted into the right to receive an amount in cash (subject to any required tax withholding) equal to the difference between $36.15 and the per-share exercise price of the option. Options with a per-share exercise price equal to or greater than $36.15 will be cancelled for no consideration.

For more information, we encourage you to read the merger agreement, which is on file with the SEC and can be found on our Investor Relations site at https://investors.univarsolutions.com/financials/sec-filings/sec-filings-details/default.aspx?FilingId=16487226Section. We also encourage you to read our definitive proxy statement once it has been filed with the SEC, as it will contain additional information about the transaction. It will also be made available on our Investor Relations site.

I am part of the Employee Stock Purchase Plan (ESPP). What will happen to my plan? Can I convert my ESPP to a 401(k)?	In December 2022, we closed the ESPP to new entrants. No new enrolments will happen and eventually the ESPP will terminate, but any shares purchased will be retained. Such shares will automatically be converted into the right to receive the cash consideration of $36.15, without interest, subject to any required tax withholding, for each share of Univar Solutions common stock. No action on your part is required. Converting the ESPP to a 401(k) is not an option.

BENEFITS-RELATED

EMPLOYEE QUESTION	RESPONSE
Will this change affect our employee benefits such as Health, Incentive Programs, Paid Time Off, and Retirement?	There are no changes currently planned related to our benefits. We periodically benchmark our benefits and compensation to ensure we remain market-competitive, and we expect to continue to do so going forward.

What happens to my pension? I am one of the few maybe still left with Univar Solutions who had pension benefits when they were provided to employees. Will Apollo honor my pension?	There are no changes currently planned to your pension related to the acquisition.

With this acquisition is there the potential for yearly profit sharing for all employees regardless of position in Univar Solutions?	This has not been discussed with the acquiror.

STRATEGY-RELATED

EMPLOYEE QUESTION	RESPONSE

Quick question regarding the sale of the company, 1. Why did we decide to sell? 2. What are Apollo’s future plans for Univar Solutions?

1. Our Board of Directors conducted a comprehensive review of value creation opportunities for Univar Solutions and consulted with Univar Solutions’ senior management team, as well as Univar Solutions’ financial and legal advisors, before Univar Solutions entered into the merger agreement. After review, the Board unanimously determined that the transaction with Apollo is in the best interests of Univar Solutions and its stockholders. We encourage you to read our definitive proxy statement once it has been filed with the SEC. The section of the definitive proxy statement entitled “Recommendation of the Board of Directors and Reasons for the Merger” will contain a detailed discussion of our Board’s reasons for recommending the transaction to our stockholders. The definitive proxy statement will also be made available on our Investor Relations site.

2. Apollo is investing in the company to help us grow and there are a variety of different paths we could pursue, many of which were already part of our longer-term planning. After the transaction closes, and when those details are more clear, we will share them with you.

Is ChemCare included in this purchase? If yes, has Apollo shared any information on how they will be able to help support the growth of ChemCare based on their experience?	Funds managed by affiliates of Apollo are purchasing all of Univar Solutions, including ChemCare. We have not discussed ChemCare growth strategies with Apollo.

Over a few years, Univar Solutions has gone from a private equity managed corporation to publicly held, and now back to private equity managed. How will this full circle benefit the common employees?	Returning to private equity ownership will give us greater flexibility as we work to grow the company. In Apollo, we have gained a partner to support continued investment in our portfolio, and we look forward to working closely with their team as we grow Univar Solutions and serve our key suppliers and customers globally.

Can you tell us about the discussions that took place with Apollo prior to the signing? Was the process standard practice when public companies look to go private?	We encourage you to read our definitive proxy statement once it has been filed with the SEC. The section of the definitive proxy statement entitled “Background of the Merger” will contain a detailed chronology of the events leading up to the signing of the merger agreement, including the discussions that took place between Univar Solutions and Apollo, among other parties. The definitive proxy statement will also be made available on our Investor Relations site.

Apollo appears to be very involved in the chemicals and ingredients markets. How do they view our additional service offerings and lines of business?

Apollo is aligned on our strategy, and we will continue to offer tailored solutions and value-added services to customers in a wide range of markets, industries, and applications.

Private equity firms typically have many different businesses in their investment portfolio.

How involved will Apollo be in any structural/personnel changes?	The merger agreement imposes certain obligations and restrictions on the conduct and operations of Univar Solutions between signing and closing. Among other restrictions, we are required to seek the consent of the Apollo entity acquiring Univar Solutions before hiring or terminating any employee at or above the level of vice president, subject to certain exceptions.

For more information, we encourage you to read the merger agreement, which is on file with the SEC and can be found on our Investor Relations site at https://investors.univarsolutions.com/financials/sec-filings/sec-
filings-details/default.aspx?FilingId=16487226Section. We also encourage you to read our definitive proxy statement once it has been filed with the SEC, as it will contain additional information about the transaction and the restrictions on our business between signing and closing. The definitive proxy statement will also be made available on our Investor Relations site.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction between Univar Solutions Inc. (“Univar Solutions” or the “Company”) and funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”). In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF UNIVAR SOLUTIONS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVAR SOLUTIONS, APOLLO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting the Company’s investor relations website, https://investors.univarsolutions.com/home/default.aspx.

Participants in the Solicitation of Proxies

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2023, or its Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. All forward-looking statements made in this communication are qualified by this cautionary language.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; significant changes in the business strategies of producers or in the operations of customers; increased competitive pressures, including as a result of competitor consolidation; potential supply chain disruptions; significant changes in the pricing, demand and availability of chemicals; potential cybersecurity incidents, including security breaches; the Company’s indebtedness, the restrictions imposed by, and costs associated with, its debt instruments, and its ability to obtain additional financing; the broad spectrum of laws and regulations that the Company is subject to, including extensive environmental, health and safety laws and regulations and changes in tax laws; an inability to generate sufficient working capital; transportation related challenges, including increases in transportation and fuel costs, changes in the Company’s relationship with third party transportation providers, and ability to attract and retain qualified drivers; accidents, safety failures, environmental damage, product quality issues, delivery failures or hazards and risks related to its operations and the hazardous materials it handles; potential inability to obtain adequate insurance coverage; ongoing litigation, potential product liability claims and recalls, and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; an inability to integrate the business and systems of companies it acquires, including failure to realize the anticipated benefits of such acquisitions; possible impairment of goodwill and intangible assets; its ability to attract or retain a qualified and diverse workforce; negative developments affecting its pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of its workforce; its ability to execute on its initiatives and goals related to environmental, social, and governance (“ESG”) matters and the increasing legal and regulatory focus on ESG; the impacts resulting from the conflict in Ukraine or related geopolitical tensions; that a condition to the closing of the proposed transaction that may not be satisfied; the occurrence of any event that can give rise to termination of the proposed transaction; the failure to obtain approval of the proposed transaction by the Company’s shareholders; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; management’s time and attention being diverted to issues related to the proposed transaction; the Company’s ability to meet expectations regarding the timing and completion of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business, contractual and operational relationships; the institution of legal proceedings against the Company or Apollo related to the proposed transaction; the Company becoming unable to retain or hire key personnel due to the proposed transaction; the announcement of the proposed transaction having a negative effect on the market price of the Company’s common stock or operating results; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related Company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the Company’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and the other factors described in the Company’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and to other documents filed by the Company with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. In addition, the Company will discuss certain of these risks in greater detail, as well as other risks associated with the proposed transaction, in the Proxy Statement. We caution you that the forward-looking information presented in this communication is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this communication.

Any forward-looking statements represent the Company’s views only as of the date of this communication and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation, other than as may be required by law, to update any forward-looking statement.